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                                                                    EXHIBIT 99.1

                            PREMIER BANCSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Darrell D. Pittard and Frank H. Roach, and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of PREMIER BANCSHARES, INC. (the "Company") common stock which the undersigned would be entitiled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at the executive offices of the Company, 2180 Atlanta Plaza, 950 E. Paces Ferry Road, Atlanta, Georgia 30326, at 10:00 o'clock a.m. local time, on June 16, 1997 and at any adjournment thereof.
                                   PROPOSAL 1
  Proposal to: approve the Agreement and Plan of Reorganization, dated February 3, 1997, as amended on March 26, 1997 (the "Agreement"), between the Company and The Central and Southern Holding Company ("Central and Southern") and to approve the merger (the "Merger") pursuant to which Central and Southern will be merged with and into the Company, and in which each issued and outstanding share of Central and Southern common stock will be converted into the right to receive one share of the Company common stock.
                    [_] FOR   [_] AGAINST   [_] ABSTAIN

                                   PROPOSAL 2
  Proposal to: elect the incumbent directors, namely, Darrell D. Pittard, J. Edward Mulkey, Jr., N. Michael Anderson, James L. Coxwell, Sr., James E. Freeman, Robin R. Howell, and Billy H. Martin to the Board of Directors of the Company until the 1998 Annual Meeting of Shareholders or until their successors are duly elected.
                    [_] FOR   [_] AGAINST   [_] ABSTAIN

                                   PROPOSAL 3
  Proposal to: ratify and approve the Premier Bancshares, Inc. 1997 Stock
Option Plan.
                    [_] FOR   [_] AGAINST   [_] ABSTAIN
                                   (Continued, and to be signed on reverse side)

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                                   PROPOSAL 4
  Proposal to: ratify and approve the Premier Bancshares, Inc. Directors' Stock Option Plan.
                    [_] FOR   [_] AGAINST   [_] ABSTAIN

  In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to voting thereof.

  This proxy, when properly executed, duly returned and not revoked, will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposals listed on this Proxy.

                                    Signature(s)

                                    ___________________________________________

                                    ___________________________________________

                                    Dated: ______________________________, 1997

                                    NOTE: JOINT OWNERS SHOULD EACH SIGN. WHEN
                                    SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH. IF THE SIGNATORY
                                    IS A CORPORATION, SIGN THE FULL CORPORATE
                                    NAME BY A DULY AUTHORIZED OFFICER.